                                           Registration Statement No. 33-61699
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------

                        POST-EFFECTIVE AMENDMENT NO. 2-B

                                   ON FORM S-8

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933

                               ---------------------

                                OGE ENERGY CORP.
             (Exact name of registrant as specified in its charter)

   Oklahoma                         6719                      73-1481638
(State or other         (Primary Standard Industrial       (I.R.S. Employer
juriscition of            Classification Code Number)      Identification No.)
incorporation
or organization)

                         321 North Harvey, P.O. Box 321
                       Oklahoma City, Oklahoma 73101-0321

 (Address, including  zip  code, and telephone number, including area code, of registrant's principal executive offices)

               OGE Energy Corp. Employees' Retirement Savings Plan
                              (Full title of plan)

           Steven E. Moore                               Peter D. Clarke
Chairman of the Board, President and CEO            Gardner, Carton & Douglas
          OGE Energy Corp.                            321 North Clark Street
          321 North Harvey                                   Suite 3400
     Oklahoma City, Oklahoma 73101                    Chicago, Illinois 60610

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
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

                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------

                         Additional       Proposed         Proposed
   Title of each           Amount          maximum          maximum         Amount of
class of securities        being        offering price     aggregate      registration
 being registered        registered       per share      offering price       fee

--------------------------------------------------------------------------------------

Common Stock,
Par Value
$.01 Per Share           1,201,855 shs.      *                  *              *
--------------------------------------------------------------------------------------

* Pursuant to Rule 416(b), no registration fee is required to increase the number of shares being registered as a result of a stock split.

--------------------------------------------------------------------------------------

         Amending the Registration Statement pursuant to Rule 416(b) to increase the number of shares of common stock registered by this Registration Statement from 1,500,000 shares to 2,701,855.

                                EXPLANATORY NOTE
                          (Not Part of the Prospectus)

         By Registration Statement No. 33-61699, OGE Energy Corp. (the "Registrant")registered under the Securities Act of 1933, as amended, 44,874,387 shares of its Common Stock, par value $.01 per share, for issuance pursuant to:
(i) an Agreement and Plan of Share Acquisition between the Registrant and Oklahoma Gas and Electric Company ("OG&E"), whereby the outstanding shares of OG&E Common Stock would be exchanged (the "Exchange") on a share-for-share basis for shares of the Registrant's Common Stock and OG&E would become the subsidiary of the Registrant; (ii) the Automatic Dividend Reinvestment and Stock Purchase Plan of OG&E, which plan was assumed by the Registrant following the effective date of the Exchange; and (iii) the Retirement Savings Plan (the "Retirement Savings Plan") of OG&E, which plan was amended as of the Effective Date to require the issuance of the Registrant's Common Stock in lieu of OG&E's Common Stock.

         The Exchange was approved by OG&E's shareowners at a Special Meeting on November 16, 1995, and became effective on December 31, 1996. The Board of Directors of the Registrant has approved a two-for-one stock split to be effected by a 100% stock dividend payable June 15, 1998 to holders of record on June 1, 1998. Pursuant to Rule 416(b), this Post-Effective Amendment No. 2-B increases the number of registered shares to reflect the stock split. Accordingly, 2,701,855 shares of the Registrant's Common Stock are now registered by Registration Statement No. 33-61699 to be issued pursuant to the Retirement Savings Plan. As of June 15, 1998, 2,403,710 shares remained to be issued pursuant to the Retirement Savings Plan.

         The Number "2" in the designation of this Post-Effective Amendment No. 2-B denotes that this Post-Effective Amendment relates only to shares of the Registrant's Common Stock to be issued or delivered pursuant to the Retirement Savings Plan, and the letter "B" in such designation denotes that this is the second Post-Effective Amendment to the Registration Statement filed with respect to such shares. This system of designation will continue to be used for any future Post-Effective Amendments to the Registration Statement which may be filed by the Registrant relating to the shares of the Registrant's Common Stock which may be issued or delivered under the Retirement Savings Plan, subject to the requirements of the Securities and Exchange Commission applicable from time to time.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, as filed with the Securities and Exchange Commission, are incorporated herein by reference: (i) the report on Form 11-K for the year ended December 31, 1996, of the Company Employees' Retirement
Savings Plan (the "Plan"), (ii) the Annual Report on Form 10-K for the year ended December 31, 1997, of the Company, (iii) the Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 of the Company, (iv) the Current Reports on Form 8-K filed January 6, 1998 and May 21, 1998 of the Company and (v) the description of the OGE Energy Corp. Common Stock and Rights to Purchase Series A Preferred Stock contained in Exhibit 99.02 to the Company's Form 10-K for the year ended December 31, 1997.

         All documents filed by the Registrant or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment, which indicates that all of the securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

         The Registrant's Common Stock is registered under Section 12 of the Exchange Act.

         The  Registrant  also has Rights to Purchase  Series A Preferred  Stock
which  are  registered   under  Section  12  of  the  Exchange  Act,  and  which
automatically trade at this time with the Common Stock.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The consolidated financial statements and schedule of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

         The financial statements of the Plan included in the Plan's Form 11-K Annual Report for the year ended December 31, 1996, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.


ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1031 of Title 18 of the Annotated Oklahoma Statutes provide that the Registrant may, and in some circumstances must, indemnify the directors and officers of the Registrant against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity subject to certain limitations and conditions set forth in the statutes.

         Substantially similar provisions that require such indemnification are contained in the Registrant's Restated Certificate of Incorporation, which is filed as Exhibit 3.01 to the Registrant's Form 10-K for the year ended December 31, 1996 and incorporated herein by this reference. The Registrant's Restated Certificate of Incorporation also contains provisions limiting the liability of the Registrant's directors in certain instances. The Registrant has an insurance policy covering its directors and officers against certain personal liability, which may include liabilities under the Securities Act of 1933, as amended.


ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable

ITEM 8.       EXHIBITS.
4.01 Copy of Employees'  Retirement  Savings Plan, as amended as of December 31,
     1996,  of OGE  Energy  Corp. (filed  as  Exhibit  4.01 to the  Registrant's
     Post-Effective Amendment No. 2-A to Registration Statement No. 33-61699 and incorporated by reference herein).


4.02 Copy of Trust Agreement Under Employees' Retirement Savings Plan, as amended, between OGE Energy Corp. and Fidelity Management Trust Company
     (filed as Exhibit 4.02 to the Registrant's Post-Effective Amendment No. 2-A to Registration Statement No. 33-61699 and incorporated by reference herein).

4.03 Amendments No. 6, 7 and 8 to Employees Retirement Savings Plan.

4.04 Restated Certificate of Incorporation, as amended (filed as Exhibit 3.01 to the Registrant's Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

4.05 By-laws (filed as Exhibit 3.02 to the Registrant's Form 10-K for the year ended December 31, 1996 and incorporated by reference herein).

4.06 Rights  Agreement  dated  August 7,  1995  between  OGE  Energy  Corp.  and
     ChaseMellon  Shareholder  Services LLC, as successor Rights Agent (filed as
     Exhibit  4.06  to the  Registrant's  Post-Effective  Amendment  No.  2-A to
     Registration Statement No. 33-61699 and incorporated by reference herein).

5.01 The Registrant hereby undertakes that it: (i) will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and (ii) has made or will make all changes required by the IRS in order to qualify the Plan.

23.01 Consent of expert.

24.01 Power of Attorney.

ITEM 9.       UNDERTAKINGS.

A.       INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B.       SUBSEQUENT EXCHANGE ACT DOCUMENTS.

         The undersigned Registrant and Plan hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       OTHER

         The undersigned Registrant and Plan hereby also undertake

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant or Plan pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2-B on Form S-8 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, and State of Oklahoma on the 10th day of June, 1998.

                              OGE ENERGY CORP.
                              (Registrant)

                              By:  /s/  Steven E. Moore
                                        ---------------
                              Steven E. Moore
                              Chairman of the Board
                              Chief Executive Officer and President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2-B on Form S-8 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                         DATE
/s/ Steven E. Moore              Principal Executive Officer     June 10, 1998
-------------------
Steven E. Moore                        and Director; and

/s/ A.M. Strecker                Principal Financial and         June 10, 1998
-----------------
A.M. Strecker                          Accounting Officer

Herbert H. Champlin                   Director;

Luke R. Corbett                       Director;

William E. Durrett                    Director;

Martha W. Griffin                     Director;

Hugh L. Hembree, III                  Director;

Robert Kelley                         Director;

Bill Swisher                          Director; and

Ronald H. White, M.D.                 Director.

By: /s/ Steven E. Moore                                          June 10, 1998
    -------------------
Steven E. Moore (Attorney-in-Fact)

THE PLAN

         The undersigned consist of all of the members of the Committee having the responsibility for the administration of the OGE Energy Corp. Employees' Retirement Savings Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this Post-Effective Amendment No. 2-B on Form S-8 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, and State of Oklahoma on the 10th day of June, 1998.

                               OGE Energy Corp.
                               Employees' Retirement Savings Plan

                               /s/  Irma B. Elliott
                               --------------------
                               Irma B. Elliott
                               Chairperson

                               /s/  Donald R. Rowlett
                               ----------------------
                               Donald R. Rowlett
                               Member

                               /s/  Dale P. Hennessy
                               ---------------------
                               Dale P. Hennessy
                               Member

                                 EXHIBIT INDEX

EXHIBIT NO                        DESCRIPTION
----------                        -----------
4.01 Copy of Employees'  Retirement  Savings Plan, as amended as of December 31,
     1996,  of OGE  Energy  Corp. (filed  as  Exhibit  4.01 to the  Registrant's
     Post-Effective Amendment No. 2-A to Registration Statement No. 33-61699 and
     incorporated by reference herein).

4.02 Copy of Trust Agreement Under Employees' Retirement Savings Plan, as amended, between OGE Energy Corp. and Fidelity Management Trust Company
     (filed as Exhibit 4.02 to the Registrant's Post-Effective Amendment No. 2-A to Registration Statement No. 33-61699 and incorporated by reference herein).

4.03 Amendments No. 6, 7 and 8 to Employees Retirement Savings Plan.

4.04 Restated Certificate of Incorporation, as amended (filed as Exhibit 3.01 to the Registrant's Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

4.05 By-laws (filed as Exhibit 3.02 to the Registrant's Form 10-K for the year ended December 31, 1996 and incorporated by reference herein).

4.06 Rights  Agreement  dated  August 7,  1995  between  OGE  Energy  Corp.  and
     ChaseMellon  Shareholder  Services LLC as successor  Rights Agent (filed as
     Exhibit  4.06  to the  Registrant's  Post-Effective  Amendment  No.  2-A to
     Registration Statement No. 33-61699 and incorporated by reference herein).

5.01 The Registrant hereby undertakes that it: (i) will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and (ii) has made or will make all changes required by the IRS in order to qualify the Plan.

23.01 Consent of expert.

24.01 Power of Attorney.